                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                             IBM CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                 22-2351962
 (State or other jurisdiction    (I.R.S. employer
              of                  identification
incorporation or organization)       number)

                               NORTH CASTLE DRIVE
                          ARMONK, NEW YORK 10504-1785
                                 (914) 765-1900
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN J. SHAY, JR.
                  VICE PRESIDENT, SECRETARY & GENERAL COUNSEL
                             IBM CREDIT CORPORATION
                               NORTH CASTLE DRIVE
                          ARMONK, NEW YORK 10504-1785
                                 (914) 765-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                        CALCULATION OF REGISTRATION FEE

              TITLE OF EACH CLASS                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
              OF SECURITIES TO BE                    AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING   REGISTRATION
                   REGISTERED                       REGISTERED (A)         PER UNIT (B)           PRICE (A)(B)           FEE
Debt Securities.................................  $ 10,000,000,000(1)              100%        $ 10,000,000,000(1)   $ 2,780,000

(a) The initial public offering price of any debt securities denominated in any foreign currencies or currency units shall be their U.S. dollar equivalent based on the prevailing exchange rates at the respective times the debt securities are first offered. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of these debt securities.
(b) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                           --------------------------

(1) UNDER RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $898,150,000 OF SECURITIES PREVIOUSLY REGISTERED UNDER THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-42755), LESS ANY AMOUNT OF DEBT SECURITIES WE OFFER ON OR AFTER THE DATE OF THE FILING OF THIS REGISTRATION STATEMENT AND BEFORE THE DATE THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE. THE AMOUNT OF THE FILING FEE WE PREVIOUSLY PAID UNDER REGISTRATION STATEMENT 333-42755 WAS $1,112,000. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT 333-42755).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION SEPTEMBER 7, 1999

PROSPECTUS

                             IBM CREDIT CORPORATION
                               NORTH CASTLE DRIVE
                          ARMONK, NEW YORK 10504-1785
                                 (914) 765-6100

                                $10,898,150,000

                                DEBT SECURITIES

                                ----------------

WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                            ------------------------

    These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 1999.

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            -----
Prospectus Summary.....................................................................           2
Ratio of Earnings to Fixed Charges.....................................................           3
Where You Can Find More Information....................................................           3
The Company............................................................................           4
Use of Proceeds........................................................................           4
Description of the Debt Securities.....................................................           4
Plan of Distribution...................................................................          13
Legal Opinions.........................................................................          14
Experts................................................................................          14

                             IBM CREDIT CORPORATION

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TERMS OF OUR DEBT SECURITIES, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT WITH THE ATTACHED PROSPECTUS SUPPLEMENT. TOGETHER, THESE DOCUMENTS WILL GIVE THE SPECIFIC TERMS OF THE SECURITIES WE ARE OFFERING. YOU SHOULD ALSO READ THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR INFORMATION ON OUR COMPANY AND OUR FINANCIAL STATEMENTS. CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS.

THE DEBT SECURITIES WE MAY OFFER

    This prospectus is part of a registration statement (No. 333-      ) that we
filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $10,898,150,000 of our debt securities. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide you with a prospectus supplement and, where applicable, a pricing supplement, that will describe the specific amounts, prices and terms of the debt securities we offer. The prospectus supplement and the pricing supplements may also add, update or change information contained in this prospectus.

    The debt securities we may offer are unsecured general obligations of our company. We will refer to these obligations simply as the "debt securities". The debt securities will have the same rank as all of our other unsecured, unsubordinated debt.

    The debt securities will be issued under an indenture between us and The Chase Manhattan Bank. The Chase Manhattan Bank is the trustee under the indenture. The indenture is a very detailed contract between us and The Chase Manhattan Bank. We have summarized general features of the debt securities from the indenture. We encourage you to read our indenture, which is an exhibit to the registration statement. We also encourage you to read our periodic and current reports, which we file with the SEC.

GENERAL INDENTURE PROVISIONS THAT APPLY TO OUR DEBT SECURITIES

    The indenture does not limit the amount of debt that we may issue. We may also issue as many distinct series of debt securities under the indenture as we wish.
    The indenture limits our ability to enter into debt secured by liens on certain of our property without also securing the debt securities we offer here, unless the total amount of our secured debt does not exceed 10% of our Consolidated Net Tangible Assets.

    The indenture also limits our ability to consolidate, merge, or otherwise transfer our properties and assets to other companies. But we can consolidate, merge, or transfer our properties and assets, if the company we consolidate, merge or transfer our properties and assets to is a company of which IBM, our parent, owns all of the voting stock. Also, the company into which we consolidate, merge or transfer our properties will be substituted for us under the indenture.

    The indenture provides that holders of a majority of the outstanding principal amount of any series of debt securities may vote to change our obligations, or your rights, under that series. However, to change the amount or timing of principal, interest or other payments under the debt securities, every holder in the series must consent.

    We may discharge our obligations under the indenture relating to the debt securities by depositing with the trustee sufficient funds or government obligations to pay those debt securities when due.

    EVENTS OF DEFAULT. Our indenture provides that the following are events of default:

    - If we do not pay interest for 30 days after its due date.

    - If we do not pay principal or premium when due.

    - If we do not deposit any sinking fund payment when due.

    - If we continue to breach a covenant for 90 days after notice.

    - If we enter bankruptcy or become insolvent.

    - Any other event of default to which we agree for a series of debt securities.

    If an event of default occurs under any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount can rescind this action.

RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for each of the periods indicated are as follows:

                             SIX MONTHS
                               ENDED
                              JUNE 30                        YEAR ENDED DECEMBER 31,
                            -----------       -----------------------------------------------------
                          1999       1998       1998       1997       1996       1995       1994
                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to
  fixed charges.......       2.15       1.78       1.83       1.83       2.02       1.96       2.34

    We compute the ratio of earnings to fixed charges by dividing earnings, which includes income before taxes and fixed charges, by fixed charges. We exclude from this calculation the effects of accounting changes which have been made over time. "Fixed charges" consist of interest on debt and a portion of rentals we determine to represent interest.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's web site at (http://www.sec.gov).

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

    We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

    - Annual Report on Form 10-K for the year ended December 31, 1998;

    - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

    - Current Reports on Form 8-K, filed on January 25, 1999, April 29, 1999, and July 21, 1999.

    You may also request a copy of these filings at no cost, by contacting us at the following address:

                    Manager of External Financial Reporting
                             IBM Credit Corporation
                               North Castle Drive
                             Armonk, New York 10504
                                 (914) 765-1900

    You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or pricing supplement is accurate as of any date other than the date on the front of those documents.

    We also have an Internet website on the world wide web, which contains general information about our company. Please understand that we are NOT incorporating by reference any of the information on that website. Therefore, do not consider our website, or any of its contents, as part of this prospectus.

                                  THE COMPANY

    IBM Credit Corporation (the company) was incorporated in Delaware on March 4, 1981. Our principal business is to finance IBM products and services. All of our outstanding capital stock is owned by International Business Machines Corporation (IBM), a New York corporation. In addition to financing the purchase and lease of IBM products and related products and services by customers of IBM in the United States, we also finance inventory and accounts receivable for dealers and remarketers of IBM and non-IBM products and services.

OUR SUPPORT AGREEMENT WITH IBM

    We have a support agreement in place with IBM. We've described important provisions from this agreement here:

    - IBM has agreed with us to hold 100 percent of our voting capital stock.

    - IBM also agreed with us that it will not pledge or encumber our stock nor will it dispose of our stock unless it is required to do so under a court decree or other order of a governmental authority that IBM's legal counsel believes may not be successfully challenged.

    - IBM has also agreed to cause us to have a tangible net worth of at least $1.00 at all times.

    - We've agreed that the support agreement is NOT a guarantee by IBM of the payment of our liabilities, debt, or other obligations of any kind.

    - Finally, our support agreement with IBM can't be modified, amended or terminated while there is any debt of the company outstanding unless all the debt holders have consented in writing.

                                USE OF PROCEEDS

    Unless we otherwise specify in a prospectus supplement, the net proceeds we receive from the sale of the debt securities offered under this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our affiliates and business partners, or the financing of our business expansion. The net proceeds may also be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

                       DESCRIPTION OF THE DEBT SECURITIES

    The following description of the terms of the debt securities sets forth general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in each prospectus supplement (and pricing supplement, where applicable) relating to those debt securities.

    The debt securities will be issued under an indenture dated as of January 15, 1989, as supplemented on April 29, 1997, between us and The Chase Manhattan Bank, as trustee. We will be referring to this indenture in this prospectus simply as the "indenture".

    We are summarizing the indenture below. Since this is only a summary, it does not contain all of the information which may be important to you. A copy of the entire indenture is an exhibit to the registration statement of which this prospectus is a part. When we make parenthetical section references in this prospectus, those are references to sections of the indenture. We incorporate the entire indenture by reference, and encourage you to read the indenture.

GENERAL

    The indenture does not limit the amount of debt securities that we may issue. It also does not limit the number of series of debt securities we may issue. The indenture provides that debt securities may be issued up to the principal amount which is authorized by our company from time to time. The debt securities we issue under the indenture will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt.

    The debt securities can be issued in one or more separate series. The prospectus supplement relating to the particular series of debt securities being offered will describe more specifically the amounts, prices and terms of those debt securities. These terms may include:

    - the title of the debt securities;

    - any limit upon the aggregate principal amount of the debt securities;

    - the maturity date or dates, or the method of determining the maturity dates;

    - the interest rate or rates, or the method of determining those rates;

    - the interest payment dates and, for debt securities in registered form, the regular record dates;

    - the places where payments may be made;

    - any mandatory or optional redemption provisions;

    - any sinking fund or similar provisions;

    - any conversion or exchange provisions;

    - any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

    - the portion of principal amount of the debt security payable upon an acceleration of its maturity if other than the full principal amount;

    - any deletions of, or changes or additions to, the events of default or covenants;

    - if other than U.S. dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

    - the method of determining the amount of any payments on the debt securities which are linked to an index;

    - whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

    - whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

    - any other specific terms of the debt securities. (Sections 202 and 301)

    Unless we otherwise specify in a prospectus supplement:

    - the debt securities will be registered debt securities;

    - the registered debt securities denominated in U.S. dollars and will be issued in denominations of $1,000 or an integral multiple of $1,000; and

    - bearer debt securities denominated in U.S. dollars will be issued in denominations of $5,000. (Section 401)

    If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, we will describe, in the prospectus supplement, the applicable restrictions, elections, tax consequences, specific terms and other information for the debt securities and the foreign currency or currency unit.

    Debt securities may bear appropriate legends, as required by United States Federal tax and securities laws, rules and regulations.

    Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these original discount debt securities, the prospectus supplement will describe special tax, accounting or other information relating to these securities.

EXCHANGE, REGISTRATION AND TRANSFER

    Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge. (Section 404)

    Our designated security registrar in the United States is The Chase Manhattan Bank. It maintains an office located at 450 West 33rd Street, New York, New York 10001.

    If debt securities are issuable in both registered and bearer form, the bearer securities will be exchangeable for registered securities. If a bearer security with related coupons is surrendered in exchange for a registered security between a record date and the date set for the payment of interest, the bearer security will be surrendered without the coupon that relates to that interest payment. That interest payment will be made only to the holder of the coupon when due.

    In the event any series of debt securities is redeemed, we will not be required to:

    - issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 business days before any selection of debt securities of that series to be redeemed and the close of business on:

        - the day of mailing of the relevant notice of redemption, if the debt securities are issuable only in registered form,

        - the day of the first publication of the relevant notice of redemption, if the debt securities are issuable in bearer form, or,

        - the day of mailing of the relevant notice of redemption, if the debt securities are issuable in bearer and registered form, and there is no publication;

    - register the transfer of, or exchange, any registered security selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

    - exchange any bearer security selected for redemption, except to exchange it for a registered security which is simultaneously surrendered for redemption. (Section 404)

PAYMENT AND PAYING AGENT

    We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on the days specified in the indenture or any prospectus supplement. (Sections 406 and 410)

    We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of the paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. (Sections 410 and 1102)

    If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us. (Section 1103)

    Our paying agent in the United States for the debt securities is The Chase Manhattan Bank, which is located at 450 West 33rd Street, New York, New York 10001.

GLOBAL SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary we identify in a prospectus supplement. Global debt securities may be issued in either registered or bearer form and in either temporary or definitive form. All global securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement.

    Other than for payments, we may treat a person having a beneficial interest in a definitive global security as the holder of the principal amount of outstanding debt securities represented by the global security. For these purposes, we may rely upon a written statement delivered to the trustee by the holder of the definitive global security, or, in the case of a definitive global security in bearer form, by Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System, and Cedelbank, societe anonyme. (Section 411)

    Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411)

    Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to our depositary arrangements.

TEMPORARY GLOBAL SECURITIES

    - All or any portion of the debt securities of a series that are issuable in bearer form initially may be represented by one or more temporary global securities, without interest coupons. The temporary global securities will be deposited with a depositary in London for Euro-clear and Cedelbank for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct.

    - On and after an exchange date provided in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive securities in bearer form, registered form, definitive global bearer form or any combination of these, as we may specify in a prospectus supplement.

    - No definitive bearer security delivered in exchange for a portion of a temporary global security will be mailed or delivered to any location in the United States.

    - The prospectus supplement will describe any applicable ownership certification requirements before a definitive bearer security is issued or interest payments are made. (Section 403)

DEFINITIVE GLOBAL SECURITIES

    BEARER SECURITIES. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer securities in exchange for a portion of a definitive global security to any location in the United States. (Section
404)

    U.S. BOOK ENTRY SECURITIES. Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as "book-entry securities".

    When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary or its nominee. Institutions that have accounts with the depositary or its nominee are referred to as "participants".

    The accounts to be credited will be designated by the underwriters or agents for the sale of the book-entry securities or by us, if we offer and sell the securities directly.

    Ownership of book-entry securities are limited to participants or persons that may hold interests through participants. In addition, ownership of these securities are evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, or by participants or persons that hold through other participants.

    So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

    Owners of book-entry securities:

    - will not be entitled to have the debt securities registered in their names;

    - will not be entitled to receive physical delivery of the debt securities in definitive form; and

    - will not be considered the owners or holders of those debt securities under the indenture.

    The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws impair the ability to purchase or transfer book-entry securities.

    We expect that the depositary for book-entry securities of a series will immediately credit participants' accounts with payments received by the depositary or nominee in amounts proportionate to the participants' beneficial interests, as shown on the records of the depositary.

    We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "STREET NAME". The payments by participants to the owners of beneficial interests will be the responsibility of those participants.

PRACTICAL IMPLICATIONS OF HOLDING DEBT SECURITIES IN STREET NAME

    Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

    - How it handles securities payments and notices;

    - Whether it imposes additional fees or charges;

    - How it would handle voting and related issues if ever required;

    - How it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests;

    - How it would react on other matters which are important to persons who hold debt securities in "street name".

COVENANTS AND OTHER LIMITATIONS

    We have agreed to a number of covenants and other limitations in the indenture. Covenants are promises we make. If we don't live up to our promises, we could be placed in default. We have summarized these covenants for you below. We encourage you to read the full text of these limitations in the indenture.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

    We have agreed in the indenture not to consolidate with, or merge into any other company, nor sell substantially all of our assets to another company unless that company:

    - is owned by IBM (or any successor to IBM);

    - is organized in the United States; and

    - expressly assumes all of our rights and obligations under the debt securities and the indenture, and immediately after giving effect to the transaction, there is no default under the indenture. (Section 901 & 902)

LIMITATION ON LIENS

    We have also agreed that neither we nor any Restricted Subsidiary of ours will incur, issue, assume, or guarantee any debt which is secured by any pledge, mortgage, security interest or other lien on any of our property, without securing our debt securities equally and ratably with, or prior to, that debt, unless the total amount of all of this secured debt would not exceed 10% of Consolidated Net Tangible Assets.

    To better understand this covenant, you'll need to know both what a "Restricted Subsidiary" is, as well as what "Consolidated Net Tangible Assets" are, and how we make this computation. We've summarized these definitions for you below. (Section 101)

    A "RESTRICTED SUBSIDIARY" is a subsidiary of ours organized under the laws of any state of the United States or the District of Columbia.

    "CONSOLIDATED NET TANGIBLE ASSETS" means the total assets of us and our Restricted Subsidiaries, LESS:

    - current liabilities,

    - investments in and advances to subsidiaries other than our Restricted Subsidiaries or other entities accounted for on the equity method of accounting, and

    - intangible assets.

        We include in our definition of "intangible assets" the balance sheet value of:

        - all trade names, trademarks, licenses, patents, copyrights and goodwill,

        - organizational and development costs,

        - deferred charges other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible items we are amortizing, and

        - unamortized debt discount and expense minus unamortized premium.

    It is also important for you to understand that we can have certain debt and liens which we don't have to consider under this covenant. Specifically, the covenant does not apply to debt which is secured by:

    - liens on property, shares of stock or debt of any company existing at the time it becomes a Restricted Subsidiary;

    - liens on property, shares of stock or debt existing at the time we, or any Restricted Subsidiary, acquire it;

    - liens on property, shares of stock or debt we, or any Restricted Subsidiary, may in the future acquire, where the liens:

        - are created prior to, at the time of or within one year after the acquisition (or in the case of property, the completion of construction or commencement of commercial operation, whichever is later), and

        - are to secure or provide for the payment of all or part of the purchase price (or, in the case of property, the construction price);

    - liens in favor of us or any Restricted Subsidiary;

    - liens in favor of the U.S. government, any state, the District of Columbia, or any agency, department or other instrumentality, to secure progress, advance or other payments under a contract or under a statute;

    - liens to secure the performance of any contract which is not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or securing of debt, as long as these liens are made and are continuing in the ordinary course of our business;

    - liens incurred (no matter when created) in connection with leveraged or single-investor lease transactions we, or a Restricted Subsidiary may engage in, as long as the documentation provides that the borrowings are payable solely out of the income and proceeds of the property subject to the lien, and are not a general obligation of ours or of any Restricted Subsidiary; and

    - the extension, renewal or replacement of any lien otherwise excluded, as long as:

        - the extension, renewal or replacement lien is limited to all or a part of the same property, shares of stock or debt that secured the lien which is extended, renewed or replaced, and

        - the debt secured by the lien at the time is not increased. (Section
          1104)

WAIVER OF LIMITATIONS ON LIEN COVENANT

    The holders of a majority in principal amount of all affected series of outstanding debt securities can waive compliance with the limitation on liens covenant. (Section 1106)

SATISFACTION AND DISCHARGE; DEFEASANCE

    We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 501)

    The indenture contains a provision that permits us to elect:

    - to be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; or

    - to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:

        - the limitations on consolidation, merger, conveyance or transfer and

        - the limitation on liens.

    To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash, and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action. (Section 503)

    If either of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. (Sections 501 and 503)

EVENTS OF DEFAULT, NOTICE AND WAIVER

    If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may by giving written notice to us, declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. This declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series. However, payment defaults that are not cured may only be waived by all holders of debt securities of the series. (Sections 602 and 613)

    The indenture defines an "event of default" for any series of debt securities as including one or more of the following events:

    - we fail to pay interest on any debt security of a series when it becomes due, and the default continues for 30 days;

    - we fail to pay the principal or any premium on any debt securities of the series when due;

    - we fail to make any sinking fund payment when due;

    - we fail to perform any other covenant in the indenture for a series of debt securities and that default continues for 90 days after being given notice;

    - we enter into bankruptcy or become insolvent; and

    - any other event of default, as we may agree upon for a particular series of debt securities occurs under the terms of that particular series.

    An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 601)

    The indenture requires the trustee to give the holders of an affected series of debt securities notice of a default within 90 days, unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 702)

    Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification. (Section 703)

    Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 612)

    The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1105)

    STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON THEIR REQUIREMENTS FOR GIVING NOTICE OR TAKING OTHER ACTIONS UPON A DEFAULT.

MODIFICATION OF THE INDENTURE

    Together with the trustee, we may modify the indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect existing holders in any important way. (Section 1001)

    Together with the trustee, we may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

    - change the stated maturity of any debt security;

    - reduce the principal, premium (if any) or rate of interest on any debt security;

    - change any place of payment or the currency in which any debt security is payable;

    - impair the right to enforce any payment after the stated maturity or redemption date;

    - adversely affect the terms of any conversion right;

    - reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

    - change any of our obligations for outstanding debt securities of a series to maintain an office or agency in the places and for the purposes specified in the indenture for that series; or

    - change certain amendment or waiver provisions in the indenture. (Section
      1002)

    STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE WISH TO CHANGE THE INDENTURE OR THE DEBT SECURITIES, REQUEST A WAIVER, OR OTHERWISE MODIFY THE INDENTURE.

MEETINGS

    The indenture provides for convening meetings of the holders of debt securities of a series. (Section 1401) A meeting may be called at any time by the trustee, upon our request, or upon the request of the holders of at least 10% in principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series. (Section 1402)

    Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by us or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days. Generally, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, to change the amount or timing of payments under the debt securities, every holder in the series must consent. In addition, in those instances where the indenture provides that an action may be taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series, that action may be taken at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held under the terms of the indenture will be binding on all holders of debt securities of that series and the related coupons. (Section 1404)

NOTICES TO HOLDERS

    In most instances, where the indenture requires that notice be provided to holders, notice to holders of registered securities will be given by mail to the addresses of the holders as they appear in the security register. Notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and in London. Notices may also be published in another city or cities as may be specified in the bearer securities. In addition, notices to holders of bearer securities will be mailed to those persons whose names and addresses were previously filed with the applicable trustee. (Section 106)

TITLE

    Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any agent of ours or the trustee may treat the holder of any bearer security or related coupon as the absolute owner of that security for all purposes. We may also treat the registered owner of any registered security as the absolute owner of that security for all purposes. (Section 407)

REPLACEMENT OF SECURITIES AND COUPONS

    It's important to keep your debt securities safe. We will replace debt securities or coupons that have been mutilated at the expense of the holder when the mutilated debt security or coupon is surrendered to the trustee. Debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder when the trustee receives evidence of its destruction, loss or theft satisfactory to us and the trustee. In the case of a destroyed, lost or stolen debt security or coupon, the holder of the debt security or coupon may be required to indemnify the trustee and us before a replacement debt security will be issued. (Section 405)

GOVERNING LAW

    The indenture, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York. (Section 112)

OUR RELATIONSHIP WITH THE TRUSTEE

    We maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

                              PLAN OF DISTRIBUTION

We may sell the debt securities:

    - through underwriters,

    - through agents or

    - directly to purchasers.

We will describe, in the prospectus supplement, the terms of the offering of our debt securities, including the following:

    - the name or names of any underwriters;

    - the purchase price and the proceeds we will receive from the sale;

    - any underwriting discounts and other items constituting underwriters' compensation;

    - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

    - any securities exchanges on which the debt securities of the series may be listed; and

    - any other information we think is important.

    If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the debt securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Debt securities may be sold directly by us or through agents we designate from time to time. Any agent involved in the offer or sale of the debt securities under which this prospectus is delivered will be named and any commissions we pay to that agent will be described in the prospectus supplement.

    Unless we otherwise indicate in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

    We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in a prospectus supplement.

    Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

    Each series of securities will be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Neither we, nor any underwriter, can provide any assurance as to the liquidity of the trading market for any of the debt securities.

                                 LEGAL OPINIONS

    The legality of the debt securities will be passed upon by John J. Shay, Jr., our Vice President, General Counsel and Secretary. Mr. Shay, together with members of his family, owns, has options to purchase and has other interests in shares of common stock of our parent company, IBM.

                                    EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting. Before the July 1, 1998 merger of Price Waterhouse LLP, our former independent accountant, and Coopers & Lybrand L.L.P. (C&L) to form PricewaterhouseCoopers LLP, the retirement plan of C&L purchased 14,500 shares of our capital stock. All 14,500 shares were sold on December 1, 1998.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, which may be borne by us in connection with the offering described in this Registration Statement:

Securities and Exchange Commission Registration Fee.............  $2,780,000
Trustee's Fees..................................................     50,000
Printing, Engraving and Bindery Expenses........................    230,000
Rating Agency Fees..............................................    100,000
Accounting Fees and Expenses....................................    200,000
Legal Fees and Expenses.........................................    200,000
Blue Sky Fees and Expenses......................................     50,000
Listing Fees....................................................      5,000
Miscellaneous Expenses..........................................     21,000
                                                                  ---------
  Total Expenses................................................  $3,636,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our By-Laws (Article VII, Section 3) provides as follows:

        "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate representative was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be "permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time."

    Our Certificate of Incorporation (Article SEVENTH) provides as follows:

        "Pursuant to Section 102(b) of the General Corporation Law of the State of Delaware, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

    Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation of the company eliminates the liability of directors to the extent permitted by the DGCL.

    The Company, through its parent, IBM, maintains directors' and officers' insurance policies.

ITEM 16. EXHIBITS.

(1)(a)     --         Form of Underwriting Agreement (incorporated by reference to Exhibit 1(a) to the
                      Company's Current Report on Form 8-K dated November 9, 1990, electronically transmitted to the Securities and Exchange Commission on November 9, 1990).

(1)(b)     --         Form of Agency Agreement dated March 13, 1992, as amended August 12, 1992, April
                      13, 1993, June 11, 1993, August 17, 1993, January 6, 1994, November 17, 1994,
                      August 8, 1996, June 27, 1997 and January 12, 1998, among the Company, Credit
                      Suisse First Boston Corporation, Goldman Sachs & Co., Lehman Brothers, Lehman
                      Special Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch,
                      Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon
                      Brothers Inc, and Smith Barney Inc., as Agents (incorporated by reference to
                      Exhibit 1 to the Company's Current Report on Form 8-K dated March 13, 1992, electronically transmitted to the Securities and Exchange Commission on March 13,
                      1992, incorporated by reference to Exhibit 1 to the Company's Current Report on
                      Form 8-K dated August 12, 1992, electronically transmitted to the Securities and
                      Exchange Commission on August 12, 1992, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated April 13, 1993, electronically transmitted to the Securities and Exchange Commission on April 13, 1993,
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K
                      dated June 11, 1993, electronically transmitted to the Securities and Exchange
                      Commission on June 11, 1993, incorporated by reference to Exhibit 1 to the
                      Company's Current Report on Form 8-K dated August 17, 1993, electronically transmitted to the Securities and Exchange Commission on August 17, 1993,
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K
                      dated November 17, 1994, electronically transmitted to the Securities and Exchange
                      Commission on November 18, 1994, incorporated by reference to Exhibit 1 to the
                      Company's Current Report on Form 8-K dated August 9, 1996 and electronically transmitted to the Securities and Exchange Commission on August 9, 1996,
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K
                      dated June 27, 1997 and electronically transmitted to the Securities and Exchange
                      Commission on June 27, 1997, and incorporated by reference to Exhibit 1 to the
                      Company's Current Report on Form 8-K dated January 16, 1998 and electronically transmitted to the Securities and Exchange Commission on January 16, 1998).

(4)(a)     --         Form of Indenture dated as of January 15, 1989, between the Company and The Chase
                      Manhattan Bank (National Association), as Trustee (incorporated by reference to
                      Exhibit 4 to Amendment No. 1 to the Company's Registration Statement on Form S-3
                      (Registration No. 33-27339) ("Amendment No. 1"), electronically transmitted to the
                      Securities and Exchange Commission on April 3, 1989).

(4)(b)     --         First Supplemental Indenture dated as of April 29, 1997 to the Indenture dated as of January 15, 1989 between the Company and The Chase Manhattan Bank (National
                      Association) (incorporated by reference to Exhibit 4(b) to the Company's
                      Registration Statement on Form S-3 (Registration No. 333-26211), electronically transmitted to the Securities and Exchange Commission on April 30, 1997).

(4)(c)     --         Form of Fixed Rate Non-Redeemable Medium-Term Note (incorporated by reference to
                      Exhibit 4(a) to Amendment No. 1).

(4)(d)     --         Form of Fixed Rate Redeemable Medium-Term Note (incorporated by reference to
                      Exhibit 4(b) to Amendment No. 1).

(4)(e)     --         Form of Floating Rate Non-Redeemable Medium-Term Note (incorporated by reference to Exhibit 4(c) to Amendment No. 1).

(4)(f)     --         Form of Fixed Rate Security with Optional Redemption (incorporated by reference to
                      Exhibit 4(g) to Amendment No. 1).

(4)(g)     --         Form of Fixed Rate Security with Optional Redemption and Sinking Fund
                      (incorporated by reference to Exhibit 4(h) to Amendment No. 1).

(4)(h)     --         Form of Extendible Security with Optional Redemption (incorporated by reference to
                      Exhibit 4(i) to Amendment No. 1).

(4)(i)     --         Form of Zero Coupon Security with Optional Redemption (incorporated by reference to Exhibit 4(j) to Amendment No. 1).

(4)(j)     --         Form of Original Issue Discount Security with Optional Redemption (incorporated by reference to Exhibit 4(k) to Amendment No. 1).

(5)        --         Opinion of John J. Shay, Jr., Esq.*

(12)       --         Computation of Ratio of Earnings to Fixed Charges.*

(23)(a)    --         Consent of PricewaterhouseCoopers LLP.*

(23)(b)    --         Consent of Counsel (included in Exhibit 5).*

(24)(a)    --         Powers of Attorney.*

(24)(b)    --         Certified Copy of resolutions of our Company's Board of Directors authorizing the execution of the registration statement by power of attorney. *

(25)       --         Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank
                      to act as Trustee under the Indenture.*

------------------------

*   Filed electronically with this registration statement.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to

    Item 512(a) of Regulation S-K) (i) to include any prospectus required by
    Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Castle, State of New York, on the 7th day of September, 1999.

                                IBM CREDIT CORPORATION
                                (Registrant)

                                By:                      *
                                     -----------------------------------------
                                                   Joseph C. Lane
                                               PRESIDENT AND DIRECTOR
                                           (PRINCIPAL EXECUTIVE OFFICER)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *                 President and Director
------------------------------    (Principal Executive       September 7, 1999
        Joseph C. Lane            Officer)

                                Vice President, Finance
              *                   and Director (Principal
------------------------------    Financial and Accounting   September 7, 1999
        Paula L. Summa            Officer)

              *
------------------------------  Director                     September 7, 1999
       Walter S. Berman

By:                 /s/ JOHN J. SHAY, JR.
           --------------------------------------
                      John J. Shay, Jr.
                      Attorney-in-Fact

                                                                      EXHIBIT 12

                             IBM CREDIT CORPORATION

                       STATEMENT RE COMPUTATION OF RATIOS

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                         SIX MONTHS ENDED
                                             JUNE 30                            YEAR ENDED DECEMBER 31,
                                      ----------------------  ------------------------------------------------------------
(DOLLARS IN THOUSANDS)                   1999        1998         1998         1997        1996        1995        1994
------------------------------------  ----------  ----------  ------------  ----------  ----------  ----------  ----------
Fixed Charges:
Interest expense....................  $  278,690  $  311,336  $    611,206  $  538,560  $  436,109  $  394,572  $  306,125
Approximate portion of rental
  expense representative of the
  interest factor...................          48         120           239         283         479         507       2,780
                                      ----------  ----------  ------------  ----------  ----------  ----------  ----------
Total fixed charges.................     278,738     311,456       611,445     538,843     436,588     395,079     308,905
Net earnings........................     193,693     147,295       308,765     283,893     271,082     230,475     250,589
Provision for income taxes..........     125,933      95,766       200,748     163,215     176,122     149,455     162,703
Earnings before income taxes and
  fixed charges.....................  $  598,364  $  554,517  $  1,102,958  $  985,951  $  883,792  $  775,009  $  722,197
                                      ----------  ----------  ------------  ----------  ----------  ----------  ----------
                                      ----------  ----------  ------------  ----------  ----------  ----------  ----------
Ratio of earnings to fixed
  charges...........................        2.15        1.78          1.83        1.83        2.02        1.96        2.34
                                      ----------  ----------  ------------  ----------  ----------  ----------  ----------
                                      ----------  ----------  ------------  ----------  ----------  ----------  ----------